UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
January 28, 2020
Date of Report (date of earliest event reported)
AMERICAN STATES WATER COMPANY
(Exact name of registrant as specified in its charter)

California	001-14431		95-4676679
(State or other jurisdiction of incorporation or organization)	(Commission File Number)		(I.R.S. Employer Identification No.)

630 East Foothill Blvd.	San Dimas	CA	91773-1212
(Address of Principal Executive Offices)			(Zip Code)
(909) 394-3600
Registrant's telephone number, including area code

GOLDEN STATE WATER COMPANY
(Exact name of registrant as specified in its charter)

California	001-12008		95-1243678
(State or other jurisdiction of incorporation or organization)	(Commission File Number)		(I.R.S. Employer Identification No.)

630 East Foothill Blvd.	San Dimas	CA	91773-1212
(Address of Principal Executive Offices)			(Zip Code)
Not Applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
American States Water Company Common Shares	AWR	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

☐
Section 5-Corporate Governance and Management

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On January 28, 2020, the independent members of the Board of Directors approved, upon recommendation of the Compensation Committee, base salaries for 2020 for Robert J. Sprowls, President and Chief Executive Officer of American States Water Company and its subsidiaries, Eva G. Tang, Senior Vice President-Finance, Chief Financial Officer and Corporate Secretary of American States Water Company and its subsidiaries and Treasurer of American States Water Company, and Denise L. Kruger, Senior Vice President-Regulated Utilities for Golden State Water Company of $830,000, $480,500 and $478,200, respectively.
 On January 28, 2020, the Compensation Committee of the Board of Directors also approved an award of time-vested restricted stock units and performance awards in the form of restricted stock units to the same executive officers. The executive officers were awarded time-vested restricted stock units in the amount of 3,473 restricted stock units for Mr. Sprowls, and 723 restricted stock units to each Ms. Tang and Ms. Kruger, effective January 28, 2020. These awards vest and restrictions lapse on the first, second and third anniversaries of the grant date in the percentages of 33%, 33% and 34%, respectively, or earlier on (i) the date of death, disability or retirement of the executive, or (ii) the date on which the executive’s employment is terminated by the Company without cause or the executive terminates his or her employment for good reason, if within twenty-four months after the occurrence of a change in control event. Under the terms of each restricted stock unit grant, each officer will be entitled to receive dividends payable in additional restricted stock units equal to the amount of dividends payable on an equivalent number of the Company’s common shares.
The target amount of the performance awards to Mr. Sprowls, Ms. Tang and Ms. Kruger is 10,418, 724 and 724, respectively. These awards vest and restrictions lapse on December 31, 2020, 2021 and 2022 in the percentages of 33%, 33% and 34%, respectively, or earlier on (i) the date of death, disability or retirement of the executive, or (ii) the date on which the executive’s employment is terminated by the Company without cause or the executive terminates his or her employment for good reason, if within twenty-four months after the occurrence of a change in control event, subject, in each case, to certification by the Compensation Committee that the applicable performance criteria have been satisfied. Each executive officer will be entitled to receive common shares equal to the amount of restricted stock units earned at the end of the performance period. Each of the executive officers will also be entitled to receive dividends payable in additional restricted stock units equal to the amount of dividends payable on an equivalent number of the Company’s common shares to the extent that the underlying restricted stock units are earned.
 Each of the performance criteria set forth in the form of performance award agreement attached as Exhibit 10.1 apply to the performance award granted to Mr. Sprowls and Ms. Tang, except the American States Utility Services, Inc. (“ASUS”) new base acquisition success rate performance criteria.  The total shareholder return and Golden State Water Company operating expense level criteria apply to the performance award granted to Ms. Kruger.

Section 9-Financial Statements and Exhibits

Item 9.01.    Financial Statements and Exhibits

The following exhibit is furnished hereunder:

Exhibit 10.1    Form of 2020 Performance Award Agreement*
Exhibit 101     Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document
Exhibit 104     The cover page from this Current Report on Form 8-K, formatted as Inline XBRL
________________________
*Management contract or compensatory arrangement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN STATES WATER COMPANY:
January 31, 2020	/s/ Eva G. Tang
Eva G. Tang Senior Vice President-Finance, Chief Financial Officer, Corporate Secretary and Treasurer

GOLDEN STATE WATER COMPANY:
/s/ Eva G. Tang
Eva G. Tang Senior Vice President, Chief Financial Officer and Secretary